Robin F. Risser, Chief Financial Officer and Director
Steven Williamson, Chief Technology Officer
Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, MI 48104

BY HAND
Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, MI 48104
Attn: Richard D. Kurtz, CEO and President

August 31, 2007

Advanced Photonix, Inc. Private Placement of
Class A Common Stock and 2007 Series Warrants
Insider Side Letter re: Warrant Exercise Price

Dear Mr. Kurtz:

We the undersigned officers and/or directors of Advanced Photonix, Inc. (the “Company”) have subscribed to participate in the Company’s offering (the “Offering”) of units (each a “Unit” consisting of four (4) shares of the Company’s Class A Common Stock (each a “Share”) and one (1) warrant exercisable for one (1) Share) to a limited number of accredited investors. In connection with such participation, we have executed and delivered to the Company Subscription Agreements of even date herewith. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

As described above, in connection with the offering we received 2007 Series Warrants having an exercise price of $1.85 per warrant. The 2007 Series Warrants also provide for anti-dilution protection in connection with future issuances of securities by the Company. The American Stock Exchange (the “Exchange”) rules require that a listed company may not sell securities to its insiders at a price below the fair market value of the Company’s Common Stock (as determined on the closing date) without obtaining prior stockholder approval. Accordingly, the undersigned agree that the exercise price of our 2007 Series Warrants shall not be adjusted pursuant to Section 2(a) of the 2007 Series Warrant to be less than $1.83 (the fair market value of the Company’s Common Stock at Closing of the offering), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

Advanced Photonix, Inc.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

Very truly yours,

/s/ Robin F. Risser
Robin F. Risser

/s/ Steven Williamson
Steven Williamson